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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Post-Effective Amendment No. 5 to the Registration Statement on Form S-2 (File No. 33-51457) of our report dated November 27, 1995, appearing on page 15 of the Annual Report on Form 10-K, on our audit of the related consolidated statement of earnings, shareholders' equity, and cash flow for the fiscal year ended September 2, 1995. We also consent to the reference to our Firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Los Angeles, California

December 23, 1997

                               Exhibit 23.3